Exhibit 1.1
Execution Version
ARMOUR Residential REIT, Inc.
18,500,000 Shares of Common Stock
UNDERWRITING AGREEMENT
August 5, 2025
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

As Representative of the
several Underwriters named
in Schedule I hereto

Ladies and Gentlemen:
ARMOUR Residential REIT, Inc. (the “Company”), a Maryland corporation that is externally managed by ARMOUR Capital Management LP, a Delaware limited partnership (the “Manager”), pursuant to and in accordance with the terms and conditions of this underwriting agreement (the “Agreement”), agrees to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 18,500,000 shares (the “Firm Securities”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and, at the election of the Underwriters, an aggregate of up to 2,775,000 additional shares of Common Stock (the “Optional Securities”) upon the terms and conditions set forth in Section 3 hereof. The Firm Securities and the Optional Securities are hereinafter referred to as the “Securities.” Goldman Sachs & Co. LLC shall act as the representative (the “Representative”) of the several Underwriters in connection with the public offering (the “Offering”) and sale of the Securities.
This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-278327), covering the public offering and sale of certain securities of the Company, including the Securities, under the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the Securities Act Regulations. The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is referred to herein as the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Securities Act Regulations. Such final form of prospectus supplement (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).
As used in this Agreement:
“Applicable Time” means 4:05 p.m. (New York time) on August 5, 2025.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time and set forth on Schedule II, the pricing and other information set forth on Schedule III and the Statutory Prospectus at the Applicable Time, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the

Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Representative for general distribution to investors, as evidenced by its being specified in Schedule II hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed, pursuant to applicable Securities Act Regulations, retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual first time that form of prospectus is used in the offer of the Securities.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Securities; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Securities.
1.Representations and Warranties of the Company. The Company and the Manager represent and warrant to the Underwriters and agree with the Underwriters, as follows:
(a)Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule

401(g)(2) of the Securities Act Regulations has been received by the Company, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), at any other subsequent time until the expiration of the Prospectus Delivery Period (as defined below) and at each Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, at any other subsequent time until the expiration of the Prospectus Delivery Period, and at each Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.
(b)Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 of the Securities Act Regulations.
(d)Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, (D) at the date of this Agreement and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.
(e)Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(f)Independent Accountants. Deloitte & Touche LLP (“Deloitte”), who certified the financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Accounting Oversight Board.
(g)Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”)

applied on a consistent basis throughout the periods involved. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in all material respects, in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Any pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus under the Securities Act or the Securities Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(h)No Material Adverse Effect. Except as stated in the Registration Statement, the General Disclosure Package or the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change or effect in or affecting (i) the condition, financial or otherwise, or in the earnings, business affairs, business prospects or properties of the Company and the Manager and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) the ability of the Company and the Manager to enter into and perform any of their obligations under, or to consummate any of the transaction contemplated in, this Agreement, including the issuance and sale of the Securities (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular monthly dividends on the Common Stock and regular dividends on the Company’s 7.00% Series C Cumulative Redeemable Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.
(i)Good Standing of the Company and the Manager. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland. The Manager is a limited partnership organized under the Delaware Revised Limited Partnership Act and in good standing as a limited partnership in the state of Delaware. Each of the Company and the Manager has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement. Each of the Company and the Manager is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.
(j)Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, all of the outstanding shares of capital stock of or other equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through other subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary or any other person or entity.
(k)Listing of Common Stock. The capitalization of the Company is set forth under the caption “Capitalization” in the General Disclosure Package and Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Company’s Common Stock has been registered pursuant to Section 12(b) of the Exchange Act, and has been listed, and the Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock (including the Securities) on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
(l)Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Manager.
(m)Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.
(n)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or have been waived.
(o)Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries are (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries are a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company or any of its subsidiaries are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale thereof as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.
(p)Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or the Manager, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which could, singly or in the aggregate, result in a Material Adverse Effect.
(q)Absence of Proceedings. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company and the Manager, threatened, against or affecting the Company, the Manager or any of their respective subsidiaries, which could, singly or in the aggregate, result in a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries are a party or of which any of their respective properties, assets or operations are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.
(r)Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(s)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the Company’s due authorization, execution and delivery of, or performance of its obligations under, this Agreement or for the offering, issuance, sale or delivery of Securities or the consummation of the transactions contemplated in this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of the NYSE, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).
(t)Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, result in a Material Adverse Effect.
(u)Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to its rights under any of the leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease.
(v)Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict, if the subject of an unfavorable decision, ruling or finding), invalidity or inadequacy could, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented reasonable backup, security and disaster recovery technology, and to the Company’s knowledge there have been no breaches, violations, outages or unauthorized uses of or accesses to the Company IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data), nor any incidents under internal review or investigations relating to the same.
(w)Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
(x)Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 of the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(y)Sarbanes-Oxley. The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 that are currently effective and the rules and regulations promulgated in connection therewith.
(z)Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company and its subsidiaries through the fiscal year ended 2024 have been settled and no assessment in connection therewith has been made against the Company or any of its subsidiaries. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.
(aa)Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
(bb) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the

Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.
(cc)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Securities or to result in a violation of Regulation M under the Exchange Act.
(dd)    Foreign Corrupt Practices Act. None of the Company, the Manager, any of their respective subsidiaries or, to the knowledge of the Company, the Manager, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Manager or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company, its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(ee)    Money Laundering Laws. The operations of the Company, the Manager and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company, the Manager or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Manager, threatened.
(ff)    OFAC. None of the Company, the Manager or any of their respective subsidiaries or, to the knowledge of the Company, the Manager, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Manager or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B)

located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Jurisdiction”). The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. None of the Company, the Manager or any of their respective subsidiaries is engaged in, or has, at any time in the past ten years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company, the Manager and their respective subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions.
(gg)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any Underwriter or any bank, lending or other affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.
(hh)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(ii)    No Commissions. Neither the Company nor any of its subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Securities.
(jj)    No Real Property Holding Corporation Status. At any time since its inception, the Company has not been a United States real property holding corporation within the meaning of Section 897(c) of the United States Internal Revenue Code of 1986, as amended (the “Code”).
(kk)    REIT Election. The Company made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 2009 and has not and will not revoke such election with respect to any taxable year through its taxable year ending December 31, 2024. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual and proposed method of operation as set forth in the Registration Statement and the Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Prospectus are true, complete and correct in all material respects.
(ll)    Description of Operations and Business. The description of the Company’s organization and actual and proposed method of operation set forth in the Registration Statement and the Prospectus is accurate and presents fairly the matters referred to therein in all material respects; the Company’s operating policies and investment guidelines described in the Registration Statement and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.
(mm)    Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any Significant Subsidiary or the Manager or any other person required to be described in the Prospectus that have not been described as required.
(nn)    Employee Benefit Plans. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) established or maintained by the Company, or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliates” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(oo)    No Non-Compete Obligations. To the Company’s knowledge, no director or officer is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect each director’s or officer’s ability to be and act in the capacity of a director or officer of the Company.
(pp)    No Unlawful Influence. The Company has not offered, or caused any Underwriter to offer, the Securities to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company or any such affiliate.
Any certificate signed by any officer or other authorized signatory of the Company or the Manager and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Manager, as applicable, to the Underwriters as to the matters covered thereby.
2.Representations and Warranties of the Underwriters. Each Underwriter severally represents and agrees that:
(a)It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus, or (ii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.
(b)It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 under the Securities Act.
3.Purchase of the Securities by the Underwriters.
(a)Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $16.17 per share, the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, subject to adjustment in accordance with Section 8 hereof. The Underwriters agree to offer the Firm Securities to the public as set forth in the Prospectus.
(b)The Company hereby grants to the several Underwriters and their designees an option to purchase from the Company all or any portion of the Optional Securities for a period of 30 days from the date hereof at the purchase price per share set forth above, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Optional Securities shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase fractional Optional Securities. No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.
4.Delivery of and Payment for Securities.
(a)Delivery of certificates for the Firm Securities to be purchased by the several Underwriters from the Company against payments for such securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP (or such other place as mutually may be agreed upon), on the second full Business Day following the date hereof or, if the pricing of the Firm Securities occurs after 4:30 p.m., New York City time, on the third full Business Day thereafter, or at such other date as shall be determined by the Representative and the Company (the “First Closing Date”).

(b)The option to purchase Optional Securities granted in Section 3(b) hereof may be exercised during the term thereof by written notice to the Company from the Representative. The option may be exercised in whole or part, and if in part, the option can be exercised on multiple occasions. Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, in the case of notice delivered prior to the First Closing Date, not earlier than the First Closing Date, or in the case of notice delivered after the First Closing Date, not earlier than the second Business Day after the date on which the option shall have been exercised, nor later than the fifth Business Day after the date of such exercise, as determined by the Representative, when the Optional Securities are to be delivered (the “Option Closing Date”). Delivery and payment for such Optional Securities is to be at the offices set forth above for delivery and payment of the Firm Securities. (The First Closing Date and the Option Closing Date are herein individually referred to as the “Closing Date” and collectively referred to as the “Closing Dates”).
(c)Delivery of certificates for the Firm Securities and the Optional Securities shall be made by or on behalf of the Company to the Representative, for the respective accounts of the Underwriters, against payment by the Representative, for the several accounts of the Underwriters, of the purchase price therefor by (i) Federal funds wire transfer or (ii) certified or official bank check payable in next day funds to the order of the Company. The certificates for the Firm Securities and the Optional Securities shall be registered in such names and denominations as the Representative shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location in New York, New York as may be designated by the Representative at least one full Business Day prior to such Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.
5.(a)    Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:
(i)During such period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the General Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.
(ii)After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the date of this Agreement, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed (or approved for listing) for trading or included or designated (or approved for inclusion or designation) for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.
(iii)(i) If any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the General Disclosure Package to comply with law, the Company agrees to promptly prepare, file with the Commission and furnish to the Underwriters and to dealers, at its own expense, amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the General Disclosure Package, as amended or supplemented, will comply with law; (ii) if, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare, file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriters and to dealers, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

(iv)The Company agrees that, until the Option Closing Date, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(v)The Company shall furnish to the Underwriters, from time to time and without charge, copies of the Registration Statement of which three shall be signed and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.
(vi)The Company shall take or cause to be taken all necessary action and furnish to whomever the Representative may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Representative shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process.
(vii)The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.
(viii)Except for (i) the Securities to be sold hereunder, (ii) the issuance of options to directors, officers, employees and consultants in the ordinary course under plans approved by the Company’s board of directors and disclosed in the Prospectus (and the issuance of stock upon the exercise thereof), (iii) the issuance of shares of Common Stock pursuant to the Company’s 2012 and 2013 Dividend Reinvestment and Stock Purchase Plans or (iv) the issuance and sale of non-convertible preferred stock pursuant to any "at-the-market offering" program for the sale of our non-convertible preferred stock, the Company will not, without the prior written consent of the Representative (which consent may be withheld in the Representative’s sole discretion), directly or indirectly, issue, sell, offer, agree to sell, contract or grant any option to sell (including, without limitation, pursuant to any short sale), pledge, make any short sale of, maintain any short position with respect to, transfer, establish or maintain an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, enter into any swap, derivative transaction or other arrangement (whether such transaction is to be settled by delivery of common stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 45 days after the date of the Prospectus.
(ix)On or prior to the date hereof, the Company shall cause each of the Company’s directors and executive officers and the Manager, each of which are listed on Schedule IV hereto, to execute and deliver to the Representative a lock-up letter in the form of Exhibit A hereto.
(x)The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock and Warrants.
(xi)The Company shall apply the net proceeds of the sale of the Securities substantially in the manner specified in the Prospectus under the heading “Use of Proceeds.”
(xii)The Company will furnish to its securityholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. To the extent not available on EDGAR, during the period of two years from the date hereof, the Company will deliver to the Representative and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its securityholders and will deliver to the Representative and, upon request, to each of the other Underwriters, as soon as they are available, copies of any other reports (financial or otherwise) which the Company shall publish or otherwise make available to any of its securityholders as such.
(xiii)The Company will use its best efforts to maintain the listing of its Common Stock on the NYSE.
(xiv)The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its shareholders to be so qualified.
(xv)The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Firm Securities.

(xvi)The Company will use its reasonable best efforts, in cooperation with the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representative may designate and to maintain such qualifications in effect so long as required to complete the sale of the Securities contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(xvii)The Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the General Disclosure Package and the Prospectus as amended or supplemented and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters’ Questionnaires, Underwriters’ Powers of Attorney, the Agreement Among Underwriters and Selected Dealer Agreements, (C) the filing fee of FINRA (if any) and the applicable fees and expenses of counsel for the Underwriters in connection with such submissions and the review of the Offering by FINRA, (D) any applicable listing fees, (E) the cost of printing certificates representing the Securities, (F) the cost and charges of any transfer agent or registrar, and (G) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section. The Company, on the one hand, and the Underwriters, on the other hand, shall be responsible for its own expenses in connection with any road shows and other presentations undertaken in connection with the Offering (including all travel, hotel and food expenses for its respective personnel). The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representative prior to Closing) to be paid by the Company to the Underwriters and others. If the Offering is not consummated because the Company fails to satisfy any condition precedent set forth in Section 6 (other than Section 6(d)), then the Company shall reimburse the Underwriters in full for their respective out of pocket accountable expenses actually incurred through such date, including, without limitation, fees of counsel to the Underwriter.
(b)Covenants of the Manager. The Manager covenants and agrees with each underwriter as follows:
(i)The Manager will not, and will cause its subsidiaries and affiliates over which the Manager exercises control not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Firm Securities.

(ii)The Manager shall abide by the terms of the restrictions set forth in Section 5(a)(ix) to this Agreement.
6.Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof, as of the Applicable Time and as of the First Closing Date (as if made at the First Closing Date) and, with respect to the Optional Securities, the Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)The Registration Statement shall be effective and remain effective on the date of this Agreement, or such later time and date as the Representative shall approve and all filings required by Rules 424, 430B and 433 under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction.
(b)As of the date hereof and on each Closing Date, the Representative shall have received a certificate of Gordon M. Harper, in his capacity as the Chief Financial Officer of the Company, in the form of Exhibit B attached hereto.
(c)On each Closing Date, the Representative shall have received the favorable corporate opinion of Holland & Knight LLP, counsel for the Company, and tax opinion of Pillsbury Winthrop Shaw Pittman LLP, special tax counsel to the Company, dated as of such Closing Date, in form and substance satisfactory to the Representative.
(d)On each Closing Date, the Representative shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representative.
(e)There shall have been furnished to the Representative a certificate of the Company and the Manager, dated as of each Closing Date and addressed to the Representative, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company and the Manager, respectively, to the effect that:
(i)The representations and warranties of the Company and the Manager in this Agreement, as applicable, are true and correct in all material respects, as if made at and as of such Closing Date, and the Company and the Manager have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;
(iii)The signers of said certificate have carefully examined the Registration Statement and the General Disclosure Package and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the General Disclosure Package and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iv)Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the General Disclosure Package and the Prospectus which has not been so set forth; and
(v)Since the effective date of the Registration Statement, neither the Company nor any of its Subsidiaries shall have sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), or shall have become a party to or the subject of any litigation, which is material to the Company or its Subsidiaries taken as a whole, nor shall there have been a material adverse effect in the general affairs, business, key personnel, capitalization, financial position, earnings or net worth of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change, in the Representative’s judgment, shall render it inadvisable to proceed with the delivery of the Securities.
(f)On the date hereof, and on each Closing Date, the Representative shall have received from Deloitte a letter dated the date hereof addressed to the Representative, on behalf of the several Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.
(g)On or prior to the date hereof, the Representative shall have received a lock-up letter in the form of Exhibit A hereto from each of the Company’s directors and executive officers and the Manager, each of which are listed on Schedule IV hereto.
(h)Since the date of the Prospectus, there has not been a Material Adverse Effect.

(i)On or before each Closing Date, the Representative and counsel for the Underwriters shall have received such information, certificates, agreements, opinions and other documents as they may reasonably require.
(j)On or before each Closing Date, the Common Stock shall be listed on the NYSE.
All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and to counsel for the Underwriters. The Company shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the First Closing Date or the Option Closing Date, as the case may be, by the Representative. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.
7.Indemnification and Contribution.
(a)The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees, agents and affiliates of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (the term Prospectus for the purpose of this Section being deemed to include the Base Prospectus included in the Registration Statement at the time it became effective and the Prospectus, all as amended or supplemented by the Company), (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (C) any omission or alleged omission from the General Disclosure Package, any Issuer Free Writing Prospectus, Base Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, General Disclosure Package, Issuer Free Writing Prospectus, Base Prospectus or Prospectus.  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company or the Manager may otherwise have.

(b)Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, and its respective directors, officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the General Disclosure Package, any Issuer Free Writing Prospectus, Base Prospectus, Prospectus or Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from the General Disclosure Package, any such Issuer Free Writing Prospectus, Base Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, General Disclosure Package, Issuer Free Writing Prospectus, Base Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein; and to reimburse the Company or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action or proceeding (including any governmental investigation), the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party for contribution or otherwise than under such subsection. If any such claim, action or proceeding shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event  (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b).  If any settlement of any proceeding is effected with the written consent of the indemnifying party or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  The indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding,  in form and substance reasonably satisfactory to such indemnified party and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, on the one hand, bear to the underwriting discounts and commissions received by the Underwriters, on the other hand.  The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
(e)The Company, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.
8.Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Securities set forth opposite the names of all the non-defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule I hereto purchasable by it pursuant to the terms of Section 4 hereof. If the foregoing maximums are exceeded, (i) the non-defaulting Underwriters, and any other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Securities. If the non-defaulting Underwriters or the other underwriters satisfactory to the Representative do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 hereof.
Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters satisfactory to the Representative are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representative or the Company may postpone the First Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the General Disclosure Package or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the General Disclosure Package or the Prospectus which in the Representative’ opinion may thereby be made necessary.
9.Effective Time and Termination.
(a)This Agreement shall become effective at the date and time this Agreement is executed and delivered to the parties hereto. Until this Agreement is effective, it may be terminated by the Company or by the Representative by giving notice as hereinafter provided to the Representative or by the Representative by giving notice as hereinafter provided to the Company, except that the provisions of Sections 6(q) and 7 hereof shall at all times be effective. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by the Representative of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriters or other securities dealers.
(b)This Agreement may be terminated by the Representative by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to each Closing Date, as applicable, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the NYSE or Nasdaq shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE or Nasdaq or other regulatory body of governmental authority having jurisdiction; (v) a general banking moratorium shall have been declared by Federal or state authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Representative’s judgment, makes it inadvisable to proceed with the delivery of the Securities; or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency if, in the Representative’s judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in 7 hereof.
Any notice referred to above may be given at the address specified in Section 11 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.
(c)This Agreement may also be terminated as provided in Section 8 hereof.

10.Survival of Indemnities, Contribution, Warranties and Representations. All representations, warranties, and agreements of the Company, Manager and the Underwriters herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Manager contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.
11.Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Representative:    Goldman Sachs & Co. LLC
                200 West Street
                New York, New York 10282
Attention: Registration Department

with a copy to:    Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: David J. Goldschmidt, Esq.
If to the Company:    ARMOUR Residential REIT, Inc.
3001 Ocean Drive
Suite 201
Vero Beach, Florida 32963
Attention: Gordon M. Harper, CFO and Secretary

with a copy to:    Holland & Knight LLP
701 Brickell Avenue, Suite 3300
Miami, FL 33131
Attention: Bradley D. Houser

12.Information Furnished by Underwriters. The statements included in the seventh, tenth, eleventh, twelfth paragraphs under the caption “Underwriting” constitute the only written information furnished by or on behalf of any Underwriter.
13.Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director or controlling person referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriters merely by reason of such purchase.
14.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.Definition of “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “Subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
16.Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
17.Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
18.Absence of Fiduciary Relationship. The Company and the Manager acknowledge and agree that:
(a)The Underwriters have been retained solely to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Manager on the one hand, and the Underwriters on the other has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or is advising the Company or the Manager on other matters;
(b)The price of the Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriters, and the Company and the Manager are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)The Company and the Manager have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager, and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship; and
(d)Each of the Company and the Manager waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Manager, including shareholders, employees or creditors of the Company or the Manager.

19.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
20.General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[signature page follows]

Please confirm, by signing and returning to us two (2) counterparts of this Agreement, that the Representative is acting on behalf of itself and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.
Very truly yours,

ARMOUR Residential REIT, Inc.
By:    /s/ Gordon M. Harper
Name: Gordon M. Harper
Title: Chief Financial Officer and Secretary
ARMOUR Capital Management LP
By: /s/ Gordon M. Harper
Name: Gordon M. Harper
Title: Chief Financial Officer and Secretary
[Underwriting Agreement Signature Page]

Confirmed and accepted as of the date first above mentioned:
GOLDMAN SACHS & CO. LLC

For itself and as Representative of the several Underwriters named in Schedule I hereto

GOLDMAN SACHS & CO. LLC

By:     /s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

[Underwriting Agreement Signature Page]

SCHEDULE I

Underwriters	Number of Firm Securities to be Purchased
Goldman Sachs & Co. LLC	18,500,000
Buckler Securities LLC	0

Total	18,500,000

SCHEDULE II
Issuer Free Writing Prospectus
None.

SCHEDULE III
Price to the public:        $16.35 per share
Number of Firm Securities:     18,500,000
Number of Optional Securities:    2,775,000

SCHEDULE IV
Lock-Up Parties
Scott J. Ulm
Gordon M. Harper
Lasse Kokko
Desmond E. Macauley
Sergey Losyev
Daniel C. Staton II
Marc H. Bell
Carolyn Downey
Robert C. Hain
John P. Hollihan, III
Stewart J. Paperin
Z. Jamie Behar
ARMOUR Capital Management, LP

EXHIBIT A

ARMOUR Residential REIT, Inc.
Lock-Up Agreement
August , 2025
Goldman Sachs & Co. LLC

As Representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement

c/o Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198

    Re:    ARMOUR Residential REIT, Inc. - Lock-Up Agreement
Ladies and Gentlemen:
    The undersigned understands that you, as representative (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-3 (File No. 333-278327) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date forty-five days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such shares of Common Stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.
Notwithstanding the foregoing, the undersigned may:
(a)transfer the undersigned’s Lock-Up Securities (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above, (vi) if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity is controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee, (ix) if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the closing date of the Public Offering, (x) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement, or (xi) with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(ii), (iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(i), (vii), (viii), (ix) and (x) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (a)(i) or (vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;
(b)enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made (whether by or on behalf of the undersigned, the Company or any other party) regarding, or that otherwise discloses, the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate that that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period; and

(c)transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement.
If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.
If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.
The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.
    The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any shares of Common Stock, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

    This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) [●], in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional 90 days).
        The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:
By: (duly authorized signature)	(please print complete name of entity)
Name: (please print full name)	By: (duly authorized signature)
Name: (please print full name) Title: (please print full title)

[Signature Page to Lock-Up Agreement]

EXHIBIT B

ARMOUR Residential REIT, Inc.
OFFICER’S CERTIFICATE
August , 2025
The undersigned, pursuant to the Underwriting Agreement, dated August 5, 2025 (the “Underwriting Agreement”), among ARMOUR Residential REIT, Inc. (“Issuer”), ARMOUR Capital Management LP, and Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule I thereto, hereby certifies that he is the Chief Financial Officer of the Issuer and that, as of the date hereof, the undersigned, has specific knowledge of the Issuer’s financial matters, and, based on his examination of the Issuer’s financial records and schedules undertaken by himself or members of his staff who are responsible for the Issuer’s financial accounting matters, hereby certifies that:
The undersigned has reviewed the data included as Annex A hereto, which was included in, as applicable, the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Company’s Form 10-K for the fiscal year ended December 31, 2024, the Company’s Form 10-Qs for the fiscal quarters ended March 31, 2025 and June 30, 2025 and in the Company’s Definitive Proxy Statement filed with the SEC on March 20, 2025 and in certain Company’s Current Reports on Form 8-K filed with the SEC. This will confirm that (a) the financial data that is circled or otherwise indicated on Annex A hereto have been derived from the accounting and other records of the Issuer and its subsidiaries or unaudited financial statements of the Issuer and in each case have been prepared, to the extent applicable, in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, and that all such data is in agreement with the Company’s internal accounting and financial records and (b) the statistical or market-related data that is circled or otherwise indicated on Annex A hereto have been based on or derived from information set forth in or provided by sources that are reasonably believed to be reliable and accurate in all material respects and accurately reflects all such information.

Capitalized terms not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement. Each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, and Holland & Knight LLP, counsel for the Issuer, is entitled to rely on this certificate in connection with the opinions that each firm is delivering pursuant to the Underwriting Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name:    Gordon M. Harper
Title:     Chief Financial Officer